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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement, which provides for the issuance of up to $400 million of debt securities, of our report for the Gas Business, a business unit of Western Resources, Inc., dated February 4, 1997 and to all references to our Firm included in this Form S-3 Registration Statement.


/s/ Arthor Andersen LLP
Kansas City, Missouri,
August 25, 1998